STATE OF NEW YORK DEPARTMENT OF STATE
DEPARTMENT OF STATE

I hereby certify that the annexed copy for DTCC DATA REPOSITORY (U.S.) LLC, File Number 111024000451 has been compared with the original document in the custody of the Secretary of State and that the same is true copy of said original.

WITNESS my hand and offical seal of the Department of State, at the City of Albany, on October 22, 2015.

Anthony Giardina
Executive Deputy Secretary of State

Rev. 06/07

Authentication Number: 1510221025 To verify the authenticity of this document you may access the
Division of Coporations' Document Authentication Website at http://ecorp.dos.ny.gov

                                 New York State
                              Department of State
                        Division of Corporations, State Records          111024000
                             and Uniform Commercial Code
                        One Commerce Plaza, 99 Washington Avenue
                  Albany, NY 12231
              www.dos.state.ny.us

    (This form must be printed or typed in black ink)

       ARTICLES OF ORGANIZATION
         OF

DTCC Data Repository (U.S.) LLC
(Insert name of Limited Liability Company)

Under Section 203 of the Limited Liability Company Law

FIRST: The name of the limited liability company is: DTCC Data Repository (U.S.) LLC

SECOND: The county within this state in which the office of the limited liability company is to be located is: New York

THIRD: The Secretary of State is designated as agent of the limited liability company upon whom process against it may be served.The address within or without this state to which the Secretary of State shall mail a copy of any process against the limited liability company served upon him or her is:

DTCC Data Repository (U.S.) LLC
55 Water Street
New York, NY 10041

/s/Jeffrey T. Waddle   Jeffery T. Waddle
(Signature of organizer)  (Print or type name of organizer)

DOS-1336 (Rev. 9/08)
111024000451

111024000
        ARTICLES OF ORGANIZATION
          OF

DTCC Data Repository (U.S.) LLC
(Insert name of Limited Liability Company)
Under Section 203 of the Limited Liability Company Law

Filed By:  Jeffrey T. Waddle
    (Name)
    55 Water Street
    (Mailing address)
    New York, NY 10041
    (City, State and Zip code)

NOTE: This form was prepared by the New York State Department of State for filing articles of organization for a domestic limited liability company.  It  does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms avaiIable at legal stationery stores.The Department of State recommends that legal documents be prepared under the guidance of an attorney. The certificate must be submitted with a $200 filing fee made payable to the Department of State.

DOS-1336 (Rev. 9/08)